Exhibit 99.2

Solar3D Announces Preliminary Results for the Fourth Quarter and Year Ended December 31, 2014 and Revenue Guidance for 2015

SANTA BARBARA, CA - (March 3, 2015) - Solar3D, Inc. (SLTD), a provider of solar power solutions and the developer of a proprietary high efficiency solar cell, announced today preliminary financial results for its fourth quarter and year ended December 31, 2014.

Financial results for the fourth quarter and year ended December 31, 2014 are not yet available.  However, the Company has provided certain preliminary estimates of the results of operations that it expects to report for the fourth quarter and full fiscal year. Actual results may differ materially from these estimates due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the fourth quarter are finalized.

Revenues are expected to be in the range of $19.5 million to $20.5 million for the year ended December 31, 2014, reflecting revenue in the range of $5.0 million to $6.0 million for the three months ended December 31, 2014. Adjusted EBITDA is expected to be in the range of $900,000 to $1 million for the year ended December 31, 2014 and cash and cash equivalents were approximately $400,000 as of December 31, 2014.

Solar3D believes that 2015 full year revenues will be in the range of $40 million to $45 million. Included in projected revenues for 2015 are sales from the Company’s SUNworks division and newly-acquired MD Energy division.  MD Energy is anticipated to generate approximately $7 million in revenue for 2014, with substantial growth expected for 2015.

“The solar energy industry continues to experience growth,” said Jim Nelson, CEO of Solar3D.  “Finishing the year 2014 with anticipated strong revenue is the result of our team effectively executing on our growth and acquisition strategy. We began the year 2014 with the acquisition of SUNworks as our first acquisition. In 2015 we expect more organic growth, as well as growth from companies that we successfully acquire and integrate.”

Mr. Nelson concluded, “We believe that we have an advantage in our growth and consolidation strategy due to our experience in acquiring and integrating companies, the collaborative environment we have created and our first mover advantage in our target market.”

The preliminary financial data presented here has been prepared by, and is the responsibility of management. Neither Solar3D’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the preliminary estimated financial results. This preliminary information reflects management's estimates based solely upon information available as of the date hereof and is not a comprehensive statement of the Company's financial results for the quarter or year ended December 31, 2014. The information presented herein should not be considered a substitute for the full unaudited fourth quarter financial statements or the audited financial statements for the year ended December 31, 2014 once they become available.

The ranges for the preliminary estimated financial results described above constitute forward-looking statements. Solar3D has provided a range for the preliminary estimated financial results described above primarily because its financial closing procedures for the quarter and year ended December 31, 2014 are not yet complete and will not be publicly available until approximately late March 2015. There is a possibility that actual results will vary materially from these preliminary estimates. Accordingly, one should not place undue reliance upon these preliminary financial results. Please refer to "Forward-Looking Statements" below. These preliminary results should be read in conjunction with "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included in the periodic reports filed with the SEC including the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013.

About Solar3D, Inc.

Solar3D is a leading provider of solar power solutions and the developer of a proprietary high efficiency solar cell. The company's SUNworks division focuses on the design, installation and management of solar power systems for commercial, agricultural and residential customers. SUNworks is one of the fastest growing solar systems providers in California and has delivered hundreds of 2.5 kilowatt to 1-megawatt commercial systems and has the capability of providing systems as large as 25 megawatts. Solar3D's technology division is developing a patent-pending 3-dimensional solar cell technology to maximize the conversion of sunlight into electricity. The Solar3D Cell collects sunlight from a wide angle and lets light bounce around in 3-dimensional microstructures on the solar cell surface. The Company's mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies.

To learn more about Solar3D, visit our website at http://www.Solar3D.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company with the SEC.

Non-GAAP Financial Measures

To supplement the Company’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release, including Adjusted EBITDA. The Company believes that non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition transactions effected by the Company.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to operating income (loss) or any other performance measures derived in accordance with GAAP.  Management uses Adjusted EBITDA in managing and analyzing its business and financial condition. Management believes that the presentation of non-GAAP financial measures provide investors greater transparency into ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used in this press release may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as operating loss before, when applicable, certain other income, stock-based compensation, acquisition costs, restructuring charges and any gains or losses on certain asset sales or dispositions.  The following table sets forth a reconciliation of expected 2014 Adjusted EBITDA to expected 2014 operating loss.

(Preliminary estimates, unaudited)	Year Ended December 31,2014 (Range of estimates or estimate)
Operating loss	(450,000) – (550,000)
Stock-based compensation	1,200,000
Acquisition and uplisting costs	250,000
Adjusted EBITDA	900,000 – 1,000,000

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